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Report of Independent Registered
 Public Accounting Firm


To the Board of Trustees of
Evergreen Select Money Market Trust

In planning and performing our audits
 of the financial statements of the
Evergreen Institutional 100% Treasury
Money Market Fund, Evergreen Institutional
 Money Market Fund, Evergreen Institutional
 Municipal Money Market Fund, Evergreen
 Institutional Treasury Money Market Fund,
 Evergreen Institutional U.S. Government
Money Market Fund and Evergreen Prime Cash
 Management Money Market Fund (the Funds), each a series of the Evergreen Select Money
Market Trust, as of and for the year ended
 February 28, 2009, in accordance with the standards of the Public Company Accounting
 Oversight Board (United States), we
considered their internal control over
financial reporting, including controls
 over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.


Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with GAAP, and
that receipts and expenditures of the company
 are being made only in accordance with
authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However,
 we noted no deficiencies in the Funds internal control over financial reporting and their operations, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of February 28, 2009.

This report is intended solely for the information
 and use of management and the Board of Trustees of Evergreen Select Money Market Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
April 24, 2009





















KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.